Exhibit 99.1

Owl Rock Hosts Investor Day

NEW YORK — May 24, 2023 — Owl Rock, a division of Blue Owl Capital Inc. (NYSE: OWL), is hosting an Investor Day today beginning at 9:00 a.m. EDT to provide an in-depth review of the platform’s investment strategy and the business development companies it manages, including Owl Rock Capital Corporation (NYSE: ORCC) and several private and non-traded BDCs. The event will feature presentations with senior members of the Owl Rock team, including Chief Executive Officer, Craig W. Packer and Chief Financial Officer, Jonathan Lamm.

“At Owl Rock we are combining our scale and deep sponsor relationships to continue to grow our direct lending platform and build upon our strong track record,” said Craig W. Packer, Co-Founder and Co-President of Blue Owl and CEO of the Owl Rock BDCs. “We have an incredible investment team, including experienced origination, underwriting and portfolio management professionals. We have built high quality portfolios across our BDCs with a focus on downside protection and this strategy positions us well amidst the current macro environment. We look forward to sharing more about our BDCs.”

WEBCAST INFORMATION

A live webcast of the Investor Day will begin promptly at 9:00 a.m. EDT and is expected to conclude by approximately 4:15 p.m. and is available at the following link: https://cvent.me/ZL3aZw.

A copy of the presentation materials has been posted on our websites, including https://ir.owlrockcapitalcorporation.com and https://owlrockbdcs.com/.

ABOUT OWL ROCK

Owl Rock, a division of Blue Owl Capital Inc. (NYSE: OWL), is a direct lending platform, which together with its subsidiaries, has approximately $71.6 billion of assets under management as of March 31, 2023. The platform provides multiple investment funds with management services, including public and private business development companies and other products. The Owl Rock BDCs include Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Capital Corporation III, Owl Rock Technology Finance Corp., Owl Rock Technology Finance Corp. II, Owl Rock Core Income Corp. and Owl Rock Technology Income Corp. Owl Rock employs teams of seasoned investment professionals with significant and diverse experience from some of the world’s leading investment firms and financial institutions. Owl Rock’s platform embodies a relationship-oriented approach to investing seeking to provide companies with sizeable commitments to facilitate transactions and support their growth needs with certainty, speed and transparency throughout the entire investment process. For more information, please visit www.owlrockbdcs.com.

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

owlrockir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-owlrock@prosek.com